Exhibit 10.2
NAME OF OPTIONEE: Don Carlos Bell III
DATE OF GRANT: May 8, 2017
EXERCISE PRICE: $9.51
COVERED SHARES: 1,883,165

AMENDED AND RESTATED MAGICJACK VOCALTEC LTD
2013 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

1.       Definitions.  In this Agreement, capitalized terms used herein and not defined in the Plan or elsewhere herein shall have the following meanings:

1.1      "Agreement" means this Stock Option Agreement.

1.2      "Cause" means in the reasonable judgment of the Board: (i) Optionee commits fraud, theft or embezzlement against the Company or any Affiliate; (ii) Optionee commits a felony or a crime involving moral turpitude; (iii) Optionee refuses to execute or materially breaches the terms of the Company's Insider Trading Policy or FD/Media Policy as in effect from time-to-time, (iv) Optionee breaches any of the terms of the Employment Agreement and fails to cure such breach within thirty (30) days after the receipt of written notice of such breach from the Company; or (v) Optionee engages in gross negligence or willful misconduct that causes harm to the business and operations of the Company or an Affiliate.

1.3      "Change of Control" means and shall be deemed to occur if (i) a Person acquires ownership of stock that, together with stock held by such Person, constituting more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or (ii) a Person (other than a Person controlled, directly or indirectly, by shareholders of the Company) acquires fifty percent (50%) or more of the gross fair market value of the assets of the Company over a twelve (12) week period .

1.4      "Covered Shares" means the Ordinary Shares subject to the Option.

1.5      "Date of Exercise" means the date on which the Company receives notice pursuant to Section 4.1 of the exercise, in whole or in part, of the Option.

1.6      "Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following times:

    (a)     the date of the first notification to the Optionee that the Optionee's Service is terminated by the Company or an Affiliate for Cause;

    (b)     six (6) months after termination of the Optionee's Service for any reason other than by the Company or an Affiliate for Cause; or

    (c)     five years after the Date of Grant.

1.7      "Date of Grant" means the date set forth at the beginning of this Agreement.

1.8      "Disability" means total and permanent disability under Section 22(e)(3) of the Code or Participant's becoming entitled to long-term disability benefits under the long-term disability plan or policy of the Company and/or its Affiliates that covers Participant, if any.

1.9      "Employment Agreement" means the Employment Agreement by and between Executive and the Company of near or even date herewith.

1.10    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.11    "Exercise Price" means the dollar amount per Ordinary Share set forth on page 1 of this Agreement as the Exercise Price, as it may be adjusted from time to time pursuant to the Plan.

1.12    "Good Reason" means termination by Optionee of his employment upon the occurrence of one of the following events or conditions without the consent of the Optionee:

(i)     A material reduction in the authority, duties or responsibilities of the Optionee;

(ii)    Any material reduction in the Optionees's Annual Base Salary or Target Annual Bonus as set forth in the Employment Agreement;

(iii)   A requirement by the Company that Optionee relocate his principal office more than 50 miles from its current location in Dallas, Texas; or

(iv)   Any material breach of the Employment Agreement by the Company.

Notwithstanding the foregoing,  Optionee shall not be deemed to have terminated his employment for Good Reason unless: (i) Optionee terminates his employment no later than ninety (90) days following his initial discovery of the above referenced event or condition which is the basis for such termination; and (ii) Optionee provides to the Company a written notice of the existence of the above referenced event or condition which is the basis for the termination within forty-five (45) days following his initial discovery of such event or condition, and the Company fails to remedy such event or condition within thirty (30) days following the receipt of such notice.

1.13    "Option" means the stock option granted to the Optionee in Section 2 of this Agreement.

1.14    "Optionee" means the person identified on page 1 of this Agreement.

1.15    "Person" means the term "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

1.16   "Plan" means the Amended and Restated magicJack Vocaltec Ltd. 2013 Stock Incentive Plan.

1.17    "Service" means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its reasonable discretion), the Optionee's service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board or the board of directors of an Affiliate but not an employee of the Company or any of its Affiliates (as determined by the Committee in its reasonable discretion), the Optionee's service as a member of such Board or board of directors, or (c) a consultant or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its reasonable discretion) and is not described in the preceding clause (b), the Optionee's service as a consultant or independent contractor to the Company and/or any of its Affiliates.

Capitalized terms used herein but not defined herein shall have the meanings assigned in the Plan.

2.       Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of shares identified as the "Covered Shares" on page 1 of this Agreement, exercisable at the Exercise Price.

3.       Terms of the Option.

3.1      Type of Option.  The Option is intended to be a Nonqualified Stock Option.

3.2      Option Period; Exercisability.  The Option may be exercised in whole shares during the period commencing on the Date of Grant and terminating on the Date of Expiration, as follows:

  (a)     no part of the Option may be exercised until the first anniversary of the Date of Grant;

  (b)     beginning on the first anniversary of the Date of Grant, the Option may be exercised as to thirty-three and one-third percent (33-1/3%) of the Covered Shares;

  (c)     beginning on March 9, 2019, the Option may be exercised as to an additional thirty-three and one-third percent (33-1/3%) of the Covered Shares; and

  (d)     beginning on March 9, 2020, the Option may be exercised as to all of the Covered Shares.

  Notwithstanding the foregoing, if, after the first anniversary of the Date of Grant, (I) Optionee's Service ends as a result of Optionee's death or Disability, then the Option may be exercised to the extent not previously exercised, as to a number of Covered Shares equal to (a) the total number of Covered Shares multiplied by (b) (i) the number of days elapsed between the Date of Grant and the termination date, divided by (c) one thousand ninety-six (1,096); or (II) the Optionee's Service is terminated by the Company without Cause or by the Optionee for Good Reason, then the Option may be exercised, to the extent not previously exercised, as to a number of Covered Shares equal to (a) total number of Covered Shares multiplied by (b) (i) the number of days elapsed between the Date of Grant and the termination date, plus (ii) ninety (90) days, divided by (c) one thousand ninety-six (1,096) days; by way of example, if Optionee's Service is terminated by the Company without Cause or by the Optionee for Good reason on the date that is five hundred (500) days after the date of Grant, the Option will be exercisable as to 53.83% (590/1096) of the Covered Shares minus any shares as to which the Option previously has been exercised.  In the event of a Change of Control on or after the first anniversary of the Grant Date, but prior to (x) termination of Participant's Service, and (y) the third anniversary of the Date of Grant, the Option will be exercisable as as described in Section 13.2 of the Company's Amended and Restated 2013 Stock Incentive Plan.  If Optionee's Service is terminated by the Company without Cause or by the Optionee for Good Reason within 180 days prior to a Change of Control occurring on or after the first anniversary of the Grant Date, the Option will be exercisable as to all of the Covered Shares immediately prior to consummation of such Change of Control.  If Optionee's Service is terminated within 180 days after a Change of Control occurring on or after the first anniversary of the Grant Date, and Optionee has been granted a substantially equivalent award of options to purchase Acquiror's equity securities in substitution of any portion of the Option (the "Substituted Options"), the Acquiror shall be obligated to pay Optionee an amount equal to the difference between the Change of Control proceeds Optionee would have received had the Option been exercised as to all the Covered Shares immediately prior to closing of such Change of Control, and the amount of Change of Control proceeds actually received by Optionee as a result of exercising the Option immediately prior to such Change of Control, provided that Optionee forfeits all of the Substituted Options issued to him by the Acquiror.

3.3      Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee, or, in the event of the Optionee's death or disability, by the Optionee's legal representative.  Optionee acknowledges and agrees that any Shares acquired by the Optionee hereunder may not be transferred by Optionee during the term of the Employment Agreement, whether through sale or otherwise, without the prior written approval of the Committee.

3.4      Payment of the Exercise Price.  The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

  (a)     cash or check payable to the order of the Company;

  (b)     if at the time of exercise, the Ordinary Shares are listed for trading on a national securities exchange, delivery (either actual or constructive) of shares of unencumbered Ordinary Shares (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or mentioned by the Company, have been held by the Optionee for such period, if any, as the Committee may specify) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares;

 (c)     if at the time of exercise, the Ordinary Shares are listed for trading on a national securities exchange and in accordance with such rules as may be specified by the Committee, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised; or

 (d)     if at the time of exercise the Ordinary Shares are listed for trading on a national securities exchange, by directing the Company to withhold from the Ordinary Shares to be issued upon exercise of the Option (or portion thereof) a number of Ordinary Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof) being exercised, with payment of the balance of the Exercise Price being made pursuant to Section 3.4(a), 3.4(b) and/or Section 3.4(c).

4.       Exercise.

4.1      Notice.  The Option shall be exercised, in whole or in part by the delivery to the Company of written notice in the form of Exhibit A hereto.

4.2      Withholding.  The Company's obligation to issue or deliver Ordinary Shares upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements.  The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment or (b) if at the time the withholding obligation arises, the Ordinary Shares are listed for trading on a national securities exchange, authorizing the Company to withhold Ordinary Shares from the shares otherwise issuable to the Optionee upon exercise of the Option.  For purposes of this Section 4.2, Ordinary Shares that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the Ordinary Shares withheld pursuant to this Section 4.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

4.3      Effect.  The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of Ordinary Shares as to which the Option is exercised.

4.4      Legends.  The Optionee agrees that the certificates evidencing the Ordinary Shares issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

4.5      Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any Ordinary Shares subject to the Option until and unless such shares are issued to the Optionee pursuant to this Agreement.

4.6      Service.  Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

4.7      Subject to the Plan.  The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement.  In addition, the Option (including its exercise) is subject to any rules and regulations promulgated by the Committee.

4.8      Governing Law.  The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Florida without giving effect to the principles of conflicts of laws.

5.       Stockholder Approval.  Optionee acknowledges that the Plan and this Agreement require stockholder approval at the next annual or special meeting of stockholders following adoption and approval by the Board.  If the adoption of the Plan and approval of this Agreement is not approved by the Company's stockholders within one (1) year following the Date of Grant, this Agreement shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.

6.       Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

MAGICJACK VOCALTEC LTD.

By:	/s/ Donald Burns
Donald Burns
Chairman

Accepted and agreed to as of the Date of Grant:

/s/ Don Carlos Bell III
Don Carlos Bell III

"EXHIBIT A"
EXERCISE OF OPTION

Board of Directors
magicJack VocalTec Ltd.

Ladies and Gentlemen:

The undersigned, the Optionee under the Stock Option Agreement ("Agreement") identified as Option No. ____—___ granted pursuant to the means the Amended and Restated magicJack Vocaltec Ltd. 2013 Stock Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase ___ shares of Ordinary Shares (the "Option Shares"), and herewith makes payment of $                       in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

☐ Cash or Check:
☐ Ordinary Shares:
☐ Brokerage Transaction:
☐ Withholding of Ordinary Shares:

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

☐ Cash or Check:
☐ Withholding of Ordinary Shares:

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement:

Date:
(Signature of Optionee)

Date received by magicJack VocalTec Ltd:

Received by:

Note: Ordinary Shares being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.